SUCCESS MATER INVESTMENT LIMITED
AND SUBSIDIARIES

(A Development Stage Company)

FINANCIAL REPORT

At March 31, 2007 and
For the Three Months Ended March 31, 2007 and 2006

SUCCESS MATER INVESTMENT LIMITED

AND SUBSIDIARIES

(A Development Stage Company)

INDEX

PAGE
CONSOLIDATED BALANCE SHEET	2

CONSOLIDATED STATEMENT OF OPERATIONS	3

CONSOLIDATED STATEMENT OF CASH FLOWS	4

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS	5-11

SUCCESS MATER INVESTMENT LIMITED AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

March 31,
2007
(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$970,680
Prepaid expenses	30,639
Supplies	3,907
Total current assets	1,005,226

Property, Plant and Equipment, net (Note 3)	768,061

Land use right, net (Note 4)	51,289

Prepaid taxes	27,889

Total Assets	$1,852,465

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$68,860
Other payable	6,361
Security deposit	34,879
Total Current Liabilities	110,100

Minority Interest	129,351

Stockholders' Equity:
Common stock, par value $0.13, 10,000 shares authorized;
10 shares issued and outstanding as of March 31, 2007	1
Additional paid-in capital	3,874,539
Accumulated deficiency	(2,204,346)
Accumulated other comprehensive income	(57,180)
Stockholders' Equity	1,613,014
Total Liabilities and Stockholders' Equity	$1,852,465

See Notes to Consolidated Financial Statements

SUCCESS MATER INVESTMENT LIMITED AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

			For the Period
	For the Three	For the Three	August 26, 2003
	Months Ended	Months Ended	(inception)
	March 31,	March 31,	to March 31,
	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)
Revenues
Sales	$-	$-	$-
Costs of Sales	-	-	-
Gross Profit	-	-	-

Operating Expenses
Payroll and employee benefit	14,029	12,813	105,038
Depreciation expenses	73,494	1,498	93,519
Amortization expenses	286	276	3,573
Advertising fees	-	621	195,779
Professional fees	54,389	-	129,391
Consultancy fees	22,396	16,729	116,270
Research and development expenses	6,635	24,821	1,205,895
Travel and entertainment	34,369	12,887	181,772
Other general and administrative expenses	26,418	5,412	181,777
Total Operating Expenses	232,016	75,057	2,212,414

Income (Loss) from Operation	(232,016)	(75,057)	(2,212,414)

Other Income (Expenses)
Interest income	212	49	5,301
Total other income (expenses)	212	49	5,301

Income before income tax and
minority interest	(231,804)	(75,008)	(2,207,113)

Provision for Income Tax	-	-	-

Income before Minority Interest	(231,804)	(75,008)	(2,207,113)

Minority Interest	2,767	-	2,767

Net Income (Loss)	(229,037)	(75,008)	(2,204,346)

Other Comprehensive Income (Loss)
Effects of Foreign Currency Conversion	13,132	(8,703)	(57,180)

Comprehensive Income (Loss)	$(215,905)	$(83,711)	$(2,261,526)

Basic and Fully Diluted Earnings per Share	$(21,590.50)	$(8,371.10)	$(226,152.60)

Weighted average shares outstanding	10	10	10

See Notes to Consolidated Financial Statements

SUCCESS MATER INVESTMENT LIMITED AND SUBSIDIARIES

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			For the Period
	For the Three	For the Three	August 26, 2003
	Months Ended	Months Ended	(inception)
	March 31,	March 31,	to March 31,
	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)
Operating Activities

Net income (loss)	$(229,037)	$(75,008)	$(2,204,346)
Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:
Minority interest	(2,767)	-	(2,767)
Depreciation	73,494	1,498	93,519
Amortization	286	276	3,573
Changes in operating assets and liabilities:
(Increase)/Decrease in supplies	7	(450)	(3,907)
(Increase)/Decrease in prepaid expenses	(5,638)	(4,692)	(30,639)
(Increase)/Decrease in prepaid taxes	(159)	(4,527)	(27,889)
Increase/(Decrease) in accounts payable and accrued expenses	6,945	182	68,860
Increase/(Decrease) in other payable	(12,874)	-	6,361
Increase/(Decrease) in security deposit	265	216	34,880
Net cash provided (used) by operating activities	(169,478)	(82,505)	(2,062,355)

Investing Activities

Purchase of fixed assets	(21,834)	(666)	(285,029)
Net cash (used) by investing activities	(21,834)	(666)	(285,029)

Financing Activities

Loans from shareholders	-	9,640	1,494,143
Proceeds from paid-in capital	-	124,801	1,867,573
Net cash provided (used) by financing activities	-	134,441	3,361,716

Increase (decrease) in cash	(191,312)	51,270	1,014,332
Effects of exchange rates on cash	29,117	(8,983)	(43,652)
Cash at beginning of period	1,132,875	45,828	-
Cash at end of period	$970,680	$88,115	$970,680

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

See Notes to Consolidated Financial Statements

SUCCESS MATER INVESTMENT LIMITED

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1-

BASIS OF PRESENTATION

The accompanying consolidated financial statements of Success Mater Investment Limited and subsidiaries ( the "Company" ), included herein were prepared, without audit, pursuant to rules and regulations of the Securities and Exchange Commission.  Because certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America were condensed or omitted pursuant to such rules and regulations, these financial statements should be read in conjunction with the financial statements and notes thereto included in the audited financial statements of the Company for the fiscal year ended December 31, 2006.

Note 2-

ORGANIZATION AND BUSINESS BACKGROUND

Success Mater Investment Limited ("Success" or the "Company") was incorporated on September 17, 2004 in Hong Kong under the Companies Ordinance as a limited liability company.  The Company was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship as defined by Statement of Financial Accounting Standards (SFAS) No. 7.

On March 9, 2007, the sole shareholder of the Company entered into a Share Purchase Agreement (the “Agreement”) with the owners of Shanxi Qinyuan Agriculture Technology Development Co., Inc. ("Qinyuan"), a limited liability company incorporated in the People's Republic of China ("PRC") on December 27, 2006 with a registered capital of $129,870 (RMB1,000,000).  Pursuant to the Agreement,  the Company agreed to purchase 100% of the ownership in  Qinyuan for a cash consideration of $129,870.  Subsequent to the completion of the Agreement, Qinyuan became a wholly-owned subsidiary of Success.

On January 5, 2007, Qinyuan executed a share exchange agreement (the "Share Exchange") with Shanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd ("Zhongke"), whereby the shareholders of Qinyuan exchanged 97.72% of the ownership in Qinyuan for 97.72% of the ownership in Zhongke.  Subsequent to completion of the Share Exchange agreement, Zhongke became a subsidiary of Qinyuan.

Zhongke was incorporated  in Yangling City, Shanxi Province, PRC on August 26, 2003 under the Company Law of PRC.  The Company is principally engaged in the business of research and development of crop seeds.

On December 27, 2006, Zhongke executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a join venture, Shanxi Zhongke Luxiang Development, Inc. ("SZLD").  Pursuant to the agreement, Zhongke contributed cash of $769,200 (RMB 6,000,000) and a set of fruit juice production equipment to SZLD, and owns 95.65% ownership therein.  SZLD was subsequently incorporated on January 5, 2007, and is developing a business of fruit juice production and distribution.  Subsequent to completion of incorporation, SZLD became a subsidiary of the Zhongke.

SUCCESS MATER INVESTMENT LIMITED

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 2-

ORGANIZATION AND BUSINESS BACKGROUND (continued)

Success, Qinyuan, Zhongke, and SZLD are hereafter referred to as the "Company".  The Company is principally engaged in the business of research and development of crop seeds.  The Company is also developing a business of fruit juice production and distribution via its subsidiary, SZLD.

The Company is considered to be a development stage company, as it has not generated revenue from operations.

The accompanying consolidated financial statements include the accounts of the Company and each of its subsidiaries listed above. Since the acquisitions represent a reorganization and is treated for accounting purpose as a recapitalization, the consolidated financial statements reflect the historical results of the Company and its subsidiaries.

Note 3-

GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit of $2,204,346 at March 31, 2007 that includes operating losses of $639,663 and $229,037 for the year ended December 31, 2006 and the three months ended March 31, 2007, respectively.   These factors raise substantial doubt about its ability to continue as a going concern.  In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern.  The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance stockholders' investment.  Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

SUCCESS MATER INVESTMENT LIMITED

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").  Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC GAAP.  The difference between PRC GAAP accounts of the Company and its US GAAP financial statements is immaterial.

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation.  Inter-company transactions have been eliminated in consolidation.

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency.  Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in shareholders' equity.  Gain and losses resulting from foreign currency transactions are included in operations.

The Company’s financial statements are translated into the reporting currency, the United States Dollar (“US$”).  Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period.  Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders’ equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the consolidated statement of shareholders’ equity and amounted to $57,180 and $70,312 as of March 31, 2007 and December 31, 2006, respectively. The balance sheet amounts with the exception of equity at March 31, 2007 were translated at 7.74 RMB to $1.00 USD as compared to 7.80 RMB at December 31, 2006. The equity accounts were stated at their historical rate.  The average translation rates applied to income statement accounts for the three months ended March 31, 2007 was 7.77 RMB as compared to  7.96 RMB for the year ended December 31, 2006.

SUCCESS MATER INVESTMENT LIMITED

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results when ultimately realized could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at December 31, 2006 due to the relatively short-term nature of these instruments.

Supplies

Supplies are experimental materials used for research and development purpose.  Actual cost is used to value these materials and supplies.

SUCCESS MATER INVESTMENT LIMITED

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Valuation of Long-Lived assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Property, Plant and Equipment

Property, plant and equipment are carried at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value.  The percentages or depreciable life applied are:

Building and warehouses

20 years

Machinery and equipment

10 years

Office equipment and furniture

5 years

Motor vehicles

5 years

Land Use Right

All land belongs to the State in PRC.  Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively.  The land use right can be sold, purchased, and exchanged in the market.  The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 235 acre, located in the Heyang County, Shanxi Province for a forty-four-year period ended December 30, 2048; and a piece of land, approximately 1060 acre, also located in the Heyang County, Shaxi Province for a forty-seven-year period ended October 13, 2051.   The cost of these land use rights are amortized over their respective useful period, using the straight-line method with no residual value.

Revenue Recognition

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, and collectibility is reasonably assured.

SUCCESS MATER INVESTMENT LIMITED

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Research and Development Costs

Research and development costs are expensed when incurred. The major components of these research and development costs include experimental materials, labor cost, and payments to unaffiliated contractors who perform research and development function for the Company. The research and development costs were $6,635 and $5,653 for the three months ended March 31, 2007 and 2006, respectively.

Advertising Costs

Advertising costs are expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs".  The advertising costs were $0, and $621 for the three months ended March 31, 2007 and 2006, respectively.

Sales Tax and Sale-related Taxes

Pursuant to the tax laws and regulation of PRC, a company is obligated to pay totally 5.5% of gross sales as sales tax and sales-related taxes. Since the Company is in the agriculture industry which is encouraged by the PRC government, the Company is exempt from sales tax and sales-related taxes.

Income Taxes

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

SUCCESS MATER INVESTMENT LIMITED

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Loans from Owners and officers

 “Due to owners and officers” are temporally short-term loans from our owners and officers to finance the Company’s operation due to lack of cash resources.  These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates. The total borrowing from owners and officers was $0 and $9,640 for three months ended March 31, 2007 and 2006, respectively.

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits.  The total provisions for such employee benefits were $2,292 and $2,001 for the three months ended March 31, 2007 and 2006, respectively.

Statutory Reserves

Pursuant to the laws applicable to the PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital.  Appropriation to the statutory public welfare fund is 10% of the after-tax net earnings.  The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.  No appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.  Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

SUCCESS MATER INVESTMENT LIMITED

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 3-

PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

March 31,

    2007

Building and warehouses

$

                96,616

Machinery and equipment

                2,563,816

Office equipment and furniture

37,546

Motor vehicles                                                                                                     126,271

2,824,249

Less: Accumulated depreciation                                                                        (2,056,188)

     Total

                 $

                                 768,061

Depreciation expense charged to operations was $73,494 and $1,498 for the three months ended March 31, 2007 and 2006, respectively.

Note 4-  LAND USE RIGHT

The following is a summary of land use right, less amortization:

March 31,

2007

Land use right

$

                57,443

Less: Amortization                                                                                               (6,154)

    Accounts  receivable, net

$

                 51,289

Amortization expense charged to operations was $286 and $276 for the three months ended March 31, 2007 and 2006, respectively.

SUCCESS MATER INVESTMENT LIMITED

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 5-

INCOME TAX

The Company is governed by the PRC Income Tax Law and various local income tax laws, pursuant to which the Company generally is subject to an income tax at an effective rate of 33% (30% national income tax and 3% local income tax) on income as reported in its statutory financial statements after appropriate tax adjustments.

The provision for income taxes consisted of the following:

         For the Three Months Ended

          March 31,

2007

2006

Provision for PRC income tax

            $

   -

            $

   -

Total provision for income taxes

            $

   -

            $

   -

The following table reconciles the PRC statutory rates to the Company’s effective tax rate:

      For the Three Months Ended

      March 31,

2007

2006

China income taxes                                                            33.00%                    33.00%

Deferred tax benefit due to loss                                     -33.00%                   -33.00%

     Effective income tax rate

0.00%

0.00%

SUCCESS MATER INVESTMENT LIMITED

AND SUBSIDIARIES

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 6-

COMMITMENTS AND CONTINGENCIES

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state.  Its political and economic systems are very different from the more developed countries and are in a state of change.  The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States.  Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Lease of land

The Company rents a piece of land, approximately 27 acre, for its experimental field in Yangling City, Shanxi Province.  The lease is non-cancelable and will expire in October 1, 2020.  Rent is due annually on very October 1. Rent expense charged to research and development expenses was $15,068 and $14,796 for the years ended December 31, 2006 and 2005, respectively.  At December 31, 2006, future minimum lease payments for the lease are as follows:

Year ending

December 31,

2007

$

             15,384

2008

             15,384

2009

             15,384

2010

             15,384

2011

             16,149

2012-2020                                                                                            101,534

$

             179,219